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DAVID E. COFFEY    3651 LINDELL ROAD, SUITE A, LAS VEGAS, NEVADA 89103
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CERTIFIED PUBLIC ACCOUNTANT     (702) 871-3979



                   LETTER FROM FORMER ACCOUNTANT

To Whom It May Concern:

     I have reviewed Item 3 "Changes in and Disagreements with Accountants" in Part II of Amendment No. 2 to the Form 10-SB filed with the Securities and Exchange Commission by Corporate Development Centers, Inc. I agree with the disclosure as stated.


/s/ David Coffey C.P.A.
David Coffey
December 6, 2000
Las Vegas, Nevada